FORM OF
MEDIDATA SOLUTIONS, INC.
PERFORMANCE-BASED
RESTRICTED STOCK UNIT AGREEMENT
THIS AGREEMENT is made as of [ ], by and between MEDIDATA SOLUTIONS, INC. (the “Company”), and ___________________ (the “Participant”).
1.Award. In accordance with the Medidata Solutions, Inc. 2009 Long-Term Incentive Plan (the “Plan”), the Company hereby grants to the Participant a target incentive award of [•] performance-based restricted stock units (“PBRSUs”). Each PBRSU represents a contingent right to receive one share of the Company’s common stock (a “Share”). The number of PBRSUs that can be earned under this Agreement may range from [insert minimum]% to [insert maximum]% of the target number, and will be determined in accordance with Section 2 below. PBRSUs earned by the Participant will be subject to the terms and conditions of this agreement, including Exhibit A annexed hereto (collectively, the “Agreement”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them by the Plan.
2.    Earning of PBRSUs.
(a)    General. Except as otherwise provided in this Section 2, the number of PBRSUs earned by the Participant for [insert year of grant] will be determined in accordance with performance measures and other conditions set forth in Exhibit A annexed hereto, and will be subject to the time-based vesting conditions of Section 3 below. The determination will be made by the Compensation Committee of the Company’s Board of Directors (the “Committee”), acting in its discretion in accordance with this Agreement (including Exhibit A), as soon as practicable following the expiration of the performance period. The Committee’s determination will be final and binding on the Company, the Participant and any other interested person.
(b)    Termination of Employment.
(i)    General. If the Participant’s employment terminates during [insert year of grant], then, except as specified in subpart (ii) below, no PBRSUs will be earned by the Participant and this Agreement will thereupon terminate and be of no further force or effect. For the purposes of this Agreement, the Participant’s employment will be considered terminated if (and only if) the Participant is no longer employed by or providing services to the Company or any of its subsidiaries.
(ii)    Termination Due to Death or Disability. If, prior to the end of the year, the Participant’s employment terminates by reason of the Participant’s death or the Company terminates the Participant’s employment by reason of “Disability” (as defined below), then the Participant will be deemed to have earned a pro-rata portion of the number of PBRSUs, if any, the Participant would have earned under this Agreement (including, if applicable, Section 2(c) below) if the Participant’s employment had not terminated, based upon the ratio of (A) the number of full months elapsed from January 1, [•] to the date the Participant’s employment terminated, to (B) 12. For the purpose of this Agreement, the term “Disability” means the inability of the Participant to perform the essential duties of the Participant’s employment with the Company or a subsidiary for a period of 120 consecutive days or an aggregate of 180 days during any twelve-month period, by reason of a physical or mental illness or injury, as determined in the good faith by the Committee acting in accordance with its discretionary authority under the Plan.
(c)    Effect of a Sale Event. If a Sale Event (as defined in the Plan) occurs during the year, and if the Participant’s employment has not previously terminated, then the Participant will be deemed to have earned the number of PBRSUs that the Participant would have earned under Exhibit A if the performance measuring period had ended on the day preceding the date on which the Sale Event occurs (the “Pre-Sale Date”), except that, for purposes of applying Exhibit A, the Revenue Growth Performance Percentage will be equal to the greater of (1) 100%, or (2) the percentage (not to exceed [insert maximum]%) determined under the Revenue Growth Percentage Table in Exhibit A based upon the Short Year Revenue Growth Rate (calculated pursuant to paragraph 4(e) of Exhibit A). The earned PBRSUs, as so determined, will be fully vested immediately prior to the Sale Event.
3.    Time-Based Vesting Conditions.
(a)    General. Except as otherwise provided herein, (1) the PBRSUs earned by the Participant under Section 2(a) above will become vested in three equal annual installments commencing on the first anniversary of the date hereof, subject to the Participant’s continuous employment or other service with the Company through the applicable vesting date, and (2) if the Participant’s employment terminates before the last vesting date, any previously earned and unvested PBRSUs shall thereupon be forfeited and canceled.
(b)    Acceleration of Vesting.
(i)    Termination Due to Death or Disability. If the Participant’s employment terminates by reason of death or if the Company terminates the Participant’s employment by reason of Disability after [insert end date], then any previously earned and unvested PBRSUs will thereupon become fully vested. If such termination of employment occurs prior to [insert end date] , then the number of PBRSUs deemed to have been earned by the Participant in accordance with Section 2(b)(ii) shall be deemed to be fully vested at the time such number is determined by the Committee.
(ii)    Sale Event. If a Sale Event occurs after the end of the year, and the Participant is then still employed, any previously earned and unvested PBRSUs that are still outstanding and that are not assumed and continued on an economically equivalent basis in accordance with and subject to the provisions of Section 11.3 of the Plan will become fully vested immediately prior to the Sale Event. Earned and unvested PBRSUs that are assumed and continued on an economically equivalent basis in connection with such Sale Event will be subject to substantially the same terms and conditions of this Agreement, provided, however, vesting of such PBRSUs will accelerate if, within two years after the Sale Event, (A) the Participant’s employment is terminated by the acquiring or successor company (or a parent thereof) without Cause (as defined in the Plan), or (B) the Participant is covered by an existing change in control agreement with the Company and the Participant’s employment is terminated by the Participant for “good reason” (as defined in the change in control agreement).

4.    Settlement of Vested PBRSUs; Rights as a Shareholder.
(a)    General. As soon as practicable after the Participant’s earned PBRSUs become vested in accordance with the provisions of Section 3 (but in no event later than March 15 of the following calendar year), the Company will issue and deliver to the Participant (or the Participant’s Beneficiary) the Shares covered by such vested PBRSUs in certificated or electronic form. Unless an insider trading blackout period is in effect on the date the PBRSUs become vested and absent other extraordinary circumstances, the Company intends to complete such issuance and delivery promptly after the applicable vesting date. Notwithstanding the foregoing, if a Sale Event occurs, any earned and vested PBRSUs (taking into account any accelerated vesting pursuant to Section 3(b)(ii) above), will be settled in cash or Shares immediately prior to the Sale Event so that the Participant will be able to participate in and/or realize the economic benefit of the Sale Event as if the Shares covered by such vested PBRSUs were then outstanding.
(b)    Tax Withholding. As a condition of the issuance of Shares under this Agreement, the Company shall require the Participant to satisfy any applicable tax withholding obligations. Toward that end, the Company and its Subsidiaries may require the Participant to remit an amount sufficient to satisfy such withholding obligations or deduct or withhold such amount from any payments otherwise owed the Participant (whether or not under this Agreement or the Plan). The Participant expressly authorizes the Company to deduct from any compensation or any other payment of any kind due to the Participant, including (if the Company so consents) withholding Shares that would otherwise be issued to the Participant in settlement of vested PBRSUs, for the amount of any such tax withholding obligations, provided, however, that the value of any Shares withheld may not exceed the statutory minimum withholding amount required by law.
(c)    Rights as a Shareholder. The Participant shall have no voting or other rights of a shareholder with respect to the Shares covered by PBRSUs unless and until such Shares are issued to the Participant in accordance with the provisions hereof.
5.    Transfer Restrictions. The Participant may not sell, assign, transfer, pledge, hedge, hypothecate, encumber or dispose of in any way (whether by operation of law or otherwise) any of the Participant’s rights under this Agreement, and none of such rights shall be subject to execution, attachment or similar process. Any attempt by the Participant or any other person claiming against, through or under the Participant to cause any of the Participant’s rights under this Agreement to be transferred or assigned in any manner shall be null and void and without effect upon the Company, the Participant or any other person. Notwithstanding the foregoing, if the Participant dies on or after the date that any PBRSUs have become vested and before the issuance and delivery of Shares to the Participant in settlement of such vested PBRSUs, such Shares will be issued and delivered to the Participant’s Beneficiary under the Plan.
6.    Provisions of the Plan Control; Effect of Other Agreements. This Agreement shall be subject to the provisions of the Plan and to such rules, regulations and interpretations as may be established or made by the Committee acting within the scope of its authority under the Plan. The Participant acknowledges receipt of a copy of the Plan prior to the execution of this Agreement. If and to the extent that any provision of this Agreement (including the Plan, as it applies to this Agreement) is inconsistent with any provision of any employment, separation, change in control or other agreement between the Company or a subsidiary and the Participant in effect at any time or from time to time, the terms of this Agreement (including the Plan, as it applies to this Agreement) shall govern.
7.    No Employment Rights. Nothing contained herein or in the Plan shall confer upon the Participant any right with respect to the continuation of the Participant’s employment or other service with the Company or a subsidiary or interfere in any way with the right of the Company and its subsidiaries at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the Participant’s compensation and any other terms and conditions of the Participant’s employment or other service.
8.    Recoupment. The Participant’s rights with respect to this award shall in all events be subject to (a) any right that the Company may have under any Company recoupment and/or forfeiture policy adopted by the Company at any time, and (b) any right or obligation the Company may have regarding the claw back of “incentive-based compensation” under the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable securities law or the listing requirements of any national securities exchange on which the Company’s Shares are listed).
9.    Committee Determinations Final. The Committee shall have complete discretion in the exercise of its authority, powers, and duties under the Plan and this Agreement. Any determination made by the Committee with respect to this Agreement and the Plan shall be final, conclusive, and binding on all interested persons. The Committee may designate any individual or individuals to perform any of its ministerial functions to be performed hereunder.
10.    Successors. This Agreement shall be binding upon and inure to the benefit of the Company any of its successors and assigns, as well as the Participant and, if applicable, the Participant’s surviving spouse or estate.
11.    Entire Agreement. This Agreement (including Exhibit A) constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended, except as provided in the Plan, other than by a written instrument executed by the parties hereto.
12.    Governing Law. All rights and obligations under this Agreement and the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.
13.    Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MEDIDATA SOLUTIONS, INC.

By:_________________________________

____________________________________
Participant

EXHIBIT A
DETERMINATION OF EARNED PBRSUS
This Exhibit A is attached to and made a part of the Participant’s Performance-Based Restricted Stock Unit Agreement (the “Agreement”). This Exhibit describes the performance factors and the mechanics used for determining the number of PBRSUs the Participant will earn subject to the time-based vesting conditions of the Agreement. Capitalized terms that are used but not defined in this Exhibit A will have the meanings ascribed to them by the main body of the Agreement. Please note the definitions of capitalized terms used in this Exhibit A with respect to the performance criteria and performance measurements are set forth in Section 4 below.
1.    General. The number of PBRSUs the Participant may earn for [year of grant] (subject to time-based vesting) will be expressed as a percentage (from [insert minimum]% to [insert maximum]%) of the Participant’s target number of PBRSUs specified in Section 1 of the Agreement. In general, that percentage will be based on two performance factors: the Company’s Revenue Growth Rate for [year of grant] (weighted at [insert value]%) and the Company’s TSR (total shareholder return) for the year relative to the NASDAQ Index TSR for [year of grant] (weighted at [insert value]%). The actual number of PBRSUs the Participant may earn at the end of the performance period, subject to time-based vesting, will be equal to the sum of A + B, where—
A = The target number of PBRSUs (specified in the first paragraph of the Agreement) x [insert value]% x the Revenue Growth Performance Percentage determined under Table 1 in paragraph 2 below; and
B = The target number of PBRSUs x [insert value]% x the TSR Performance Percentage determined under the Table 2 in paragraph 3 below.
In order to earn any PBRSU’s based on the Company’s Revenue Growth Rate, the Company’s EBITDAO for the year must be at least $[•] million. If the Company’s EBITDAO is less than $[•] million, the Revenue Growth Performance Percentage will be [insert minimum]%, regardless of the Company’s Revenue Growth Rate for the year.
2.    Revenue Growth Performance Percentage Table. The Revenue Growth Performance Percentage is determined in accordance with the following table, based upon the Company’s Revenue Growth Rate for the year. If the Revenue Growth Rate (in the second column of the table) is above one level and below another level, then the Revenue Growth Performance Percentage (in the third column of the table) will be increased accordingly by linear interpolation between the two levels.

[Table 1 follows on next page]

TABLE 1
REVENUE GROWTH PERFORMANCE
[INSERT REVENUE CAGR TABLE]

3.    TSR Performance Percentage Table. The TSR Performance Percentage is determined in accordance with the following table, based on the percentage difference between the Company’s TSR and the NASDAQ Index TSR. If the percentage difference (in the first column) is above one level and below another level, then the TSR Performance Percentage (in the second column) will be increased accordingly by linear interpolation between the two levels.
TABLE 2
TSR PERFORMANCE
[INSERT TSR PERFORMANCE TABLE]

4.    Definitions.
(d)    “Company’s TSR” means the cumulative percentage change (positive or negative) in the value per share of the Company’s common stock during the year, based upon a beginning value of $[•] (the closing price on the last trading day of the prior year) and an ending value equal to the closing price per share on the last trading day of the year of grant.
(e)    “EBITDAO” means the Company’s earnings before interest, taxes, depreciation, amortization and stock based compensation expense for the year, calculated in accordance with GAAP, determined without giving effect to changes in accounting rules, litigation settlement expenses and other extraordinary and nonrecurring items.
(f)    “Gross Revenue” means the gross revenue of the Company for a year, determined without regard to the effect of changes in accounting rules.
(g)    “NASDAQ Index TSR” means the cumulative percentage change (positive or negative) in the average per share value of the companies in the NASDAQ Composite Index during the year as reported by NASDAQ, based on a beginning value of the closing value on the last trading day of the prior year, and an ending value equal to the closing price per share for the last trading day of the year.
(h)    “Revenue Growth Rate” means the percentage increase in the Company’s Gross Revenue from the prior year to the year of grant, determined as (A-B) ÷ B, where A equals the Company’s Gross Revenue the year of grant and B equals $[•](the Company’s Gross Revenue for the prior year). If a Change in Control occurs during the year, the “Revenue Growth Rate” will be calculated in accordance with the same formula except that A will be an amount equal to the Company’s Gross Revenue for the period beginning on January 1 of the year of grant and ending on the last day of the calendar quarter that ends prior to the date of the Change in Control (the “Short Year”), and B will be an amount equal to the Company's Gross Revenue for the corresponding period in the prior year.

(i)    “Revenue Growth Performance Percentage” means the percentage determined under Table 1 above based upon the Company’s Revenue Growth Rate for the year.
(j)    “TSR Performance Percentage” means the percentage determined under Table 2 above based upon the difference between the Company’s TSR and the NASDAQ Index TSR.